   As filed with the Securities and Exchange Commission on September 27, 2001

                                                      Registration No. 333-51784




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              --------------------


                            CENTURY BANCSHARES, INC.



            DELAWARE                                    52-1489098
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                                                    JOSEPH S. BRACEWELL
   1275 PENNSYLVANIA AVENUE, N.W.              1275 PENNSYLVANIA AVENUE, N.W.
       WASHINGTON, D.C. 20004                      WASHINGTON, D.C. 20004
          (202) 496-4000                               (202) 496-4000
 (Address, including zip code, and                (Name, address, including
  telephone number, including area              zip code, and telephone number,
  code, of Registrant's principal               including area code, of agent
        executive offices)                               for service)


                              --------------------


                                    Copy to:
                                JOHN R. BRANTLEY
                          BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781


                              --------------------


      Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (Registration No. 333-51784) (the "Registration Statement"), Century Bancshares, Inc., a Delaware corporation, hereby deregisters 53,925 shares of common stock, $1.00 par value per share ("Common Stock"), heretofore registered.

      The shares of Common Stock being deregistered represent the sum of (i) fractional interests in shares of Common Stock for which cash settlement was made as described in the Registration Statement, and (ii) shares of Common Stock to be issued in exchange for shares of common stock of GrandBanc, Inc. issuable upon the exercise of options to purchase shares of GrandBanc, Inc. common stock, which options were not exercised prior to the effective time of the merger on March 15, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on the 27th day of September, 2001.

                                           CENTURY BANCSHARES, INC.
                                           (Registrant)

                                           By: /s/ JOSEPH S. BRACEWELL
                                              ----------------------------------
                                                   Joseph S. Bracewell
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

                                           By: /s/ DALE G. PHELPS
                                              ----------------------------------
                                                   Dale G. Phelps
                                                   Senior Vice President and
                                                   Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 27th day of September, 2001.

      Signature                            Title
      ---------                            -----

   /s/ JOSEPH S. BRACEWELL                 Chairman of the Board, President
------------------------------             and Chief Executive Officer
Joseph S. Bracewell

   /s/ ABBEY J. BUTLER                     Director
------------------------------
Abbey J. Butler

   /s/ GEORGE CONTIS*                      Director
------------------------------
George Contis

   /s/ JOHN R. COPE*                       Director and Vice President
------------------------------
John R. Cope

   /s/ BERNARD J. CRAVATH*                 Director
------------------------------
Bernard J. Cravath

   /s/ MELVYN J. ESTRIN                    Director
------------------------------
Melvyn J. Estrin

   /s/ MARVIN FABRIKANT                    Director
------------------------------
Marvin Fabrikant

   /s/ NEAL R. GROSS*                      Director
------------------------------
Neal R. Gross

   /s/ WILLIAM McKEE*                      Director
------------------------------
William McKee

   /s/ WILLIAM C. OLDAKER*                 Director and Secretary
------------------------------
William C. Oldaker

*By:  /s/ JOSEPH S. BRACEWELL
    --------------------------
      Joseph S. Bracewell
      Attorney-in-Fact


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